UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2020

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Independent Registered Public Accounting Firm

On July 14, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors of Global Eagle Entertainment Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that (i) KPMG’s report dated May 14, 2020 on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018, which report was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 15, 2020 (the “2019 Annual Report”) contained (a) a separate paragraph stating that (1) the Company’s recurring losses from operations, insufficient cash flows generated from operations, potential violations of financial covenants and ability to timely service debt, and uncertainty arising from the COVID-19 outbreak raise substantial doubt about its ability to continue as a going concern, and (2) that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty; and (b) a separate paragraph stating that as discussed in Notes 2, 3 and 4 of the consolidated financial statements (1) the Company changed its method for accounting for Leases due to the adoption of Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842), and all related amendments effective January 1, 2019; and (2) the Company changed its method for accounting for Revenue due to the adoption of Accounting Standard Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), and all related amendments effective January 1, 2018; and (ii) KPMG’s report dated March 18, 2019 on the Company’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017, which report was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 18, 2019 (the “2018 Annual Report”), included a paragraph stating that KPMG, in its report dated March 18, 2019, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

During the fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim periods through July 14, 2020, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses (the “Reportable Event”) identified in the Company’s internal control over financial reporting related to its control environment, risk assessment, information and communication, and control activities, as previously disclosed under Part II, Item 9A of the Company’s 2018 Annual Report and 2019 Annual Report. The Audit Committee discussed the Reportable Event with KPMG, and the Company authorized KPMG to respond fully to inquiries of the successor accountant (described below) concerning the Reportable Event.

The Company provided KPMG with a copy of this Form 8-K and requested that KPMG provide the Company with a letter addressed to the SEC stating whether KPMG agrees with the above disclosures. A copy of KPMG’s letter, dated July 17, 2020, is attached as Exhibit 16.1 to this Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 14, 2020, the Audit Committee approved the appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.

During the fiscal year ended December 31, 2019 and December 31, 2018 and through the subsequent interim periods, neither the Company, nor any party on behalf of the Company, consulted with Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Marcum that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG to the Securities and Exchange Commission, dated July 17, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

Dated: July 17, 2020